BofI Holding, Inc. Addresses Media Reports

SAN DIEGO, CA - (MARKETWIRED) - October 15, 2015 - BofI Holding, Inc. (NASDAQ: BOFI) (“BofI”), parent company of BofI Federal Bank (the “Bank”), held a conference call yesterday to address specific questions raised by a recently filed lawsuit and related New York Times article.

"The complaint recycles old, baseless and factually inaccurate allegations from a junior audit team member no longer employed at the Bank. Having shopped his allegations to a variety of regulatory agencies who have taken no action, Mr. Erhart decided to file this meritless lawsuit," stated Greg Garrabrants, President and Chief Executive Officer. During the conference call Mr. Garrabrants provided examples of the inaccuracies of the allegations in the lawsuit and answered questions from analysts and investors. BofI has filed a copy of the transcript of the call as part of the 8-K filed today.

"The Audit Committee and Board of Directors of BofI were fully informed by management of the events involving audit team members immediately after their occurrence in March 2015. The Audit Committee then conducted interviews with internal audit personnel and held conversations with the Office of the Comptroller of the Currency," stated Paul Grinberg, Director and Chairman of the Audit Committee. "An internal investigation was conducted, including an examination of forensic evidence, and the complaints of the former audit team member were found to be without merit," stated Eshel Bar-Adon, Executive Vice President and Chief Legal Officer. The Company has taken steps to contact FINRA and NASDAQ to discuss the impact these allegations have had on our stock price and the possible market manipulation by the timing of the lawsuit.

During the conference call Mr. Garrabrants provided expectations as to the results for the fiscal quarter ended September 30, 2015, indicating that the Company is expecting a strong quarter. He noted that earnings per share is expected to exceed consensus estimates from analysts, net interest margin is expected to remain high and bank fees from prepaid programs are expected to increase. Mr. Garrabrants concluded, "We are excited about the upcoming quarters and the products that we are providing as part of our H&R Block relationship."

About BofI Holding, Inc.
BofI Holding, Inc. (“BOFI”) is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With over $5.8 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.'s common stock is listed on the NASDAQ Global Select Market under the symbol "BOFI" and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI's operating results for the quarter ended September 30, 2015, financial prospects and other projections of its performance and asset quality, BofI's ability to grow and increase its business, diversify its lending, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI's periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofifederalbank.com